                                                                       Exhibit 8

                            [FORM OF EXCHANGE NOTE]



                                                                U.S.$100,000,000
CUSIP No. 881 00 DAE5


                                 EXCHANGE NOTE

                THIS NOTE IS AN EXCHANGE NOTE WITHIN THE MEANING
                                       OF
                     THE INDENTURE HEREINAFTER REFERRED TO


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


     Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales, promises to pay to the bearer upon surrender hereof the principal sum of U.S. $100,000,000, on May 15, 2008.

     Interest Payment Dates: May 15 and November 15, commencing November 15,
1998.

     This Exchange Note is fully and unconditionally guaranteed as to the payment of principal and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, in accordance with the terms of this Exchange Note and of the Indenture, by Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda.

     Additional provisions of this Exchange Note are set forth on the other side of this Exchange Note.

Dated:  July __, 1998

                         TERRA NOVA INSURANCE (UK) HOLDINGS
                         PLC


                         By:
                            ------------------------------------


                         By:
                            ------------------------------------


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

The Chase Manhattan Bank
  as Trustee, certifies
  that this is the Exchange Note
  referred to in the Indenture.

--------------------------------
Authorized Officer

                        [REVERSE SIDE OF EXCHANGE NOTE]


                     TERRA NOVA INSURANCE (UK) HOLDINGS PLC
                            7% Senior Notes due 2008

                                 Guaranteed by
                       TERRA NOVA (BERMUDA) HOLDINGS LTD.


1.   Interest
     --------

     (a) Terra Nova Insurance (UK) Holdings plc, a public limited company organized under the laws of England and Wales (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "ISSUER"), promises to pay interest on the principal amount of this Exchange Note to the bearer at the rate per annum shown above. Terra Nova (Bermuda) Holdings Ltd., a company organized under the laws of Bermuda (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called "BERMUDA HOLDINGS"), irrevocably and fully and unconditionally guarantees this Exchange Note as to the payment of principal, and any premium and interest (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable.

     (b) The principal of this Exchange Note shall mature on May 15, 2008. Interest on this Exchange Note shall accrue from the most recent date to which interest has been paid on the note for which this Exchange Note was exchanged or, if no interest has been paid on such note, from May 18, 1998, at the rate of 7% per annum and shall be payable in cash semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 1998. There shall also be payable in respect of this Exchange Note all additional interest that may have accrued on the note for which this Exchange Note was exchanged (as calculated in accordance with the terms of such note) pursuant to the Exchange Offer or otherwise pursuant to a registration of such note, such additional interest to be payable at the same time and in the same manner as the periodic interest on this Exchange Note.

     (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Exchange Note on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

2.   Additional Amounts
     ------------------

     All payments made by the Issuer on this Exchange Note, and all payments made by Bermuda Holdings pursuant to the Guarantee, shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges of the United Kingdom, Bermuda or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein (the "RELEVANT JURISDICTION") shall at any time be required in respect of any amounts to be paid by the Issuer under this Exchange Note or Bermuda Holdings under the Guarantee, the Issuer or Bermuda Holdings, as the case may be, shall pay or cause to be paid such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts received by a holder of this Exchange Note after such deduction or withholding shall be not less than the amounts specified in this Exchange Note to which the holder of this Exchange Note is entitled; provided, however, that the Issuer or Bermuda Holdings, as applicable, shall not be required to make any payment of Additional Amounts for or on account of:

     (a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, nominee, trust, partnership or corporation), otherwise than merely by the holding of this Exchange Note or the receipt of amounts payable in respect of this Exchange Note, and any Relevant Jurisdiction or such holder being subject to the jurisdiction of any Relevant Jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having had a permanent establishment therein or (ii) the presentation of this Exchange Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the holder would have been entitled to Additional Amounts had this Exchange Note been presented on the last day of such period of 30 days;

     (b) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the holder of this Exchange Note or, if different, the beneficial owner of the interest payable on this Exchange Note with a timely request of the Issuer addressed to such holder or beneficial owner to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge;

     (c) payments in respect of Definitive Senior Notes issued at the request of the holder (including on or after the occurrence of an Event of Default); or

     (d) any combination of items (a), (b) and (c) above;

     nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, this Exchange Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Exchange Note.

     3.   Method of Payment
          -----------------

     The Issuer through the Paying Agent shall pay interest on this Exchange Note to the bearer of this Exchange Note or as instructed in writing by the bearer of this Exchange Note. The bearer of this Exchange Note must surrender this Exchange Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

     4.   Paying Agent and Registrar
          --------------------------

     Initially, The Chase Manhattan Bank, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the bearer of this Exchange Note.

     5.   Indenture
          ---------

     The Issuer issued this Exchange Note under an Indenture, dated as of May 18, 1998 (the "INDENTURE"), between the Issuer, Bermuda Holdings and the Trustee. The terms of this Exchange Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the
------
"ACT"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Exchange Note is subject to all such terms, and the bearer of this Exchange Note is referred to the Indenture and the Act for a statement of those terms.

     This Exchange Note is a senior unsecured obligation of the Issuer limited to $100,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

     6.   Optional Redemption
          -------------------

     (a) This Exchange Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

     (b) This Exchange Note is not subject to redemption through operation of a sinking fund.

     7.   Tax Redemption
          --------------

     This Exchange Note may be redeemed at the option of the Issuer, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at any time at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption if (a) the Issuer is required to issue Definitive Senior Notes (other than upon the request of a holder of Book-Entry Interests following an Event of Default) after using all reasonable efforts to avoid having to issue such Definitive Senior Notes and the Issuer is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to any of the Senior Notes, or (b) the Issuer or Bermuda Holdings is or would be so required in the absence of any applicable tax treaty on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Senior Notes and, in either case, the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Issuer.

     The Issuer or Bermuda Holdings shall also pay, or make available for payment, to the bearer of this Exchange Note on the redemption date any Additional Amounts resulting from the payment of such redemption price.

     8.   Notice of Redemption
          --------------------

     Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to the bearer of this Exchange Note at Chase Manhattan Bank Luxembourg S.A., 5 rue Plaetis, L-2338, Luxembourg, or at any other address provided to the Trustee in writing by the bearer of this Exchange Note.

     9.   Denominations; Transfer; Exchange
          ---------------------------------

     This Exchange Note is in bearer form without coupons. This Exchange Note is in an aggregate principal amount of $100,000,000 (subject to adjustment as provided in the Indenture). The bearer of this Exchange Note may only transfer or exchange this Exchange Note in accordance with the Indenture.

     10.  Persons Deemed Owners
          ---------------------

     The bearer of this Exchange Note will be treated as the owner of it for all purposes.

     11.  Defeasance and Covenant Defeasance.
          ----------------------------------

     The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer and Bermuda Holdings with certain conditions set forth in the Indenture, of (a) the entire indebtedness of the Issuer and Bermuda Holdings with respect to this Exchange Note and (b) certain restrictive covenants and the related defaults and Events of Default.

     12.  Amendment, Waiver
          -----------------

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, Bermuda Holdings and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer and

Bermuda Holdings with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Exchange Note shall be conclusive and binding upon such holder and upon all future holders of this Exchange Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Exchange Note.

     13.  Defaults and Remedies
          ---------------------

     This Exchange Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

     14.  Trustee Dealings with the Issuer or Bermuda Holdings
          ----------------------------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Exchange Note and may otherwise deal with and collect obligations owed to it by the Issuer or Bermuda Holdings or their Affiliates and may otherwise deal with the Issuer or Bermuda Holdings or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

     15.  No Recourse Against Others
          --------------------------

     A director, officer, employee or stockholder, as such, of the Issuer, Bermuda Holdings or any Subsidiary of Bermuda Holdings shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Senior Notes or any other obligations of the Issuer or Bermuda Holdings under this Exchange Note, the Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Exchange Note, the bearer of this Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Exchange Note.

     16.  Authentication
          --------------

     This Exchange Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Exchange Note.

     17.  Governing Law
          -------------

     The internal laws of the State of New York shall govern the Indenture and this Exchange Note without regard to conflict of law provisions thereof.

     The Issuer will furnish to the bearer of this Exchange Note upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Exchange Note in larger type. Requests may be made to:

     Terra Nova Insurance (UK) Holdings plc
     Attention: Company Secretary
     Terra Nova House
     41-43 Mincing Lane
     London EC3R 7SP
     Great Britain

                        [FORM OF NOTATION OF GUARANTEE]


          TERRA NOVA (BERMUDA) HOLDINGS LTD., a company duly organized and existing under the laws of Bermuda (herein called "Bermuda Holdings," which term includes any successor Person under the Indenture (the "Indenture") referred to in the Exchange Note on which this notation is endorsed), has irrevocably, fully and unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article 12 of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Exchange Note (and any Additional Amounts payable in respect thereof), when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Exchange Note and the Indenture.

          All payments pursuant to this Guarantee shall be made without withholding or deduction for, or on account of, any present and future taxes, duties, assessments or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law. If any such taxes, duties, assessments or governmental charges are required by the U.K., Bermuda or any Relevant Jurisdiction or any political subdivision or taxing authority thereof or therein to be withheld or deducted, Bermuda Holdings will pay such Additional Amounts (as defined in the Indenture) as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges payable in respect of such) in the payment to each holder of a Senior Note of the amounts which would have been payable in respect of the Guarantee thereof had no such withholding or deduction been required, subject to certain exceptions as set forth in Section 9.17 of the Indenture.

          The obligations of Bermuda Holdings to the holders of the Senior Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Exchange Note upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

          Capitalized terms used but not defined herein are used herein as defined in the Indenture.


                         TERRA NOVA (BERMUDA) HOLDINGS LTD.


                         By:
                             __________________________________________


                              John J. Dwyer
                              Chairman and Director



                         By:
                             _________________________________________
                              Jean M. Waggett
                              Secretary